Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

December 2008 Performance Update

The Frontier Fund Supplement Dated January 8, 2009 to Prospectus Dated May 27, 2008

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

December performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1	December 31, 2008 MTD	December 31, 2008 YTD	NAV / Unit
Balanced Series-1	2.85%	23.37%	$125.17
Balanced Series-1a	2.90%	23.32%	$112.09
Campbell/Graham/Tiverton Series-1	3.24%	20.28%	$110.54
Currency Series-1	1.39%	-4.45%	$96.19
Long/Short Commodity Series-1	1.34%	-1.06%	$100.39
Winton/Graham Series-1	1.44%	22.25%	$116.18
Winton Series-1	2.13%	14.56%	$130.41
Long Only Commodity Series-1	-6.54%	-36.54%	$70.31
Managed Futures Index Series-1	2.17%	31.40%	$132.18

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of December 31, 2008. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,185,096.26
Unrealized trading gain/(loss)			8,170,893.71
Less: commissions			(128,460.73)
Less: FCM fees			(130,091.83)
Foreign currency gain/(loss)			62,710.70
Interest income			175,815.24

Total Income			9,335,963.35

EXPENSES

Management fees			93,879.04
Incentive fees			1,619,182.97
Broker service fees			680,149.70

Total Expenses			2,393,211.71

Net Income (Loss)			$6,942,751.64

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	1,985,006.87627	$241,574,085.10	121.70
Current month additions	94,187.36459	11,718,344.04
Current month redemptions	(29,604.25790)	(3,684,351.45)
Net Income (loss) for current month		6,942,751.64

Net Asset Value, end of current month	2,049,589.98296	$256,550,829.33	125.17

	Monthly rate of return		2.85%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$34,580.47
Unrealized trading gain/(loss)			264,954.92
Less: commissions			(4,117.94)
Less: FCM fees			(4,158.49)
Foreign currency gain/(loss)			2,015.24
Interest income			18,855.93

Total Income			312,130.13

EXPENSES

Trading Fee			7,871.06
Management fees			4,599.83
Incentive fees			52,129.46
Broker service fees			21,727.51

Total Expenses			86,327.86

Net Income (Loss)			$225,802.27

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	69,624.71432	$7,584,203.03	108.93
Current month additions	3,937.81164	435,403.35
Current month redemptions	(976.74227)	(109,243.61)
Net Income (loss) for current month		225,802.27

Net Asset Value, end of current month	72,585.78369	$8,136,165.04	112.09

	Monthly rate of return		2.90%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1A

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,846,405.37
Unrealized trading gain/(loss)			1,159,531.11
Less: commissions			(8,732.43)
Less: FCM fees			(33,678.67)
Foreign currency gain/(loss)			24,883.84
Interest income			21,940.97

Total Income			3,010,350.19

EXPENSES

Management fees			168,887.00
Incentive fees			495,160.36
Broker service fees			187,256.98

Total Expenses			851,304.34

Net Income (Loss)			$2,159,045.85

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	618,870.86939	$66,262,227.38	107.07
Current month additions	24,598.09691	2,706,836.86
Current month redemptions	(10,622.34419)	(1,170,955.26)
Net Income (loss) for current month		2,159,045.85

Net Asset Value, end of current month	632,846.62211	$69,957,154.83	110.54

	Monthly rate of return		3.24%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$2,969.80
Unrealized trading gain/(loss)			197,501.69
Less: FCM fees			(6,103.55)
Interest income			8,311.42

Total Income			202,679.36

EXPENSES

Management fees			5,744.16
Incentive fees			—
Broker service fees			32,304.90

Total Expenses			38,049.06

Net Income (Loss)			$164,630.30

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	124,712.39485	$11,830,979.92	94.87
Current month additions	1,501.87096	144,953.63
Current month redemptions	(2,495.74973)	(240,379.31)
Net Income (loss) for current month		164,630.30

Net Asset Value, end of current month	123,718.51608	$11,900,184.54	96.19

	Monthly rate of return		1.39%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(643,179.62)
Unrealized trading gain/(loss)			1,615,493.07
Less: commissions			(46,513.30)
Less: FCM fees			(22,329.85)
Foreign currency gain/(loss)			466.16
Interest income			50,628.45

Total Income			954,564.91

EXPENSES

Management fees			156,396.16
Incentive fees			54,574.11
Broker service fees			126,154.84

Total Expenses			337,125.11

Net Income (Loss)			$617,439.80

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	476,872.62820	$47,241,209.69	99.06
Current month additions	13,026.36803	1,278,304.27
Current month redemptions	(26,451.42530)	(2,611,548.15)
Net Income (loss) for current month		617,439.80

Net Asset Value, end of current month	463,447.57093	$46,525,405.61	100.39

	Monthly rate of return		1.34%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$727,663.37
Unrealized trading gain/(loss)			(46,701.82)
Less: commissions			(3,068.06)
Less: FCM fees			(11,157.43)
Foreign currency gain/(loss)			5,674.20
Interest income			11,119.89

Total Income			683,530.15

EXPENSES

Management fees			55,969.38
Incentive fees			87,209.84
Broker service fees			91,751.88

Total Expenses			234,931.10

Net Income (Loss)			$448,599.05

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	272,402.41401	$31,197,121.83	114.53
Current month additions	37,444.78165	4,352,432.28
Current month redemptions	(2,043.35091)	(237,317.89)
Net Income (loss) for current month		448,599.05

Net Asset Value, end of current month	307,803.84475	$35,760,835.27	116.18

	Monthly rate of return		1.44%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,010,138.71
Unrealized trading gain/(loss)			601,862.97
Less: commissions			(3,681.41)
Less: FCM fees			(27,145.49)
Foreign currency gain/(loss)			31,344.77
Interest income			8,681.24

Total Income			1,621,200.79

EXPENSES

Management fees			108,702.93
Incentive fees			20,415.26
Broker service fees			170,593.14

Total Expenses			299,711.33

Net Income (Loss)			$1,321,489.46

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	485,177.27124	$61,951,641.65	127.69
Current month additions	194.57637	25,283.63
Current month redemptions	(7,766.64931)	(1,014,755.76)
Net Income (loss) for current month		1,321,489.46

Net Asset Value, end of current month	477,605.19830	$62,283,658.98	130.41

	Monthly rate of return		2.13%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(247,714.99)
Unrealized trading gain/(loss)			9,937.67
Less: commissions			—
Less: FCM fees			(1,338.75)
Foreign currency gain/(loss)			—
Interest income			4,604.65

Total Income			(234,511.42)

EXPENSES

Management fees			3,351.16
Incentive fees			—
Broker service fees			5,613.68

Total Expenses			8,964.84

Net Income (Loss)			$(243,476.26)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	47,880.65071	$3,602,001.64	75.23
Current month additions	1,377.63504	95,251.05
Current month redemptions	(2,973.11079)	(199,550.85)
Net Income (loss) for current month		(243,476.26)

Net Asset Value, end of current month	46,285.17496	$3,254,225.58	70.31

	Monthly rate of return		-6.54%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$136,354.04
Unrealized trading gain/(loss)			(86,939.07)
Less: commissions			(210.57)
Less: FCM fees			(841.93)
Foreign currency gain/(loss)			2,704.11
Interest income			3,812.31

Total Income			54,878.89

EXPENSES

Management fees			3,369.17
Incentive fees			—
Broker service fees			4,081.09

Total Expenses			7,450.26

Net Income (Loss)			$47,428.63

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	16,917.91192	$2,188,591.88	129.37
Current month additions	287.20585	38,084.68
Current month redemptions	(53.94166)	(7,127.83)
Net Income (loss) for current month		47,428.63

Net Asset Value, end of current month	17,151.17611	$2,266,977.36	132.18

	Monthly rate of return		2.17%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 1